EXHIBIT 10.9

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into as of January 11, 2010, by and between

“UBCI”: ubroadcast, inc. 1666 Garnet Avenue Suite 312 San Diego, California 92109 (866) 352-6975 (858) 408-4445 (fax)	“PURCHASER”: Michael Irwin (Printed Name) 4162 Lomac Street, Montgomery, Alabama 36106 (Address) (Telephone No.) (E-mail)

in light of the following facts:

WHEREAS, UBCI is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “UBCI”; and

WHEREAS, Purchaser desires to acquire units (the “Units”) comprised of shares of UBCI common stock and warrants to purchase shares of UBCI common stock; and

WHEREAS, UBCI desires to issue the Units to Purchaser on the terms and conditions set forth in this Agreement.

WITNESSETH:

THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

I.  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

A.           “Agreement” shall mean this Securities Purchase Agreement and all exhibits hereto or amendments hereof.

B.           “Knowledge of UBCI” or matters “known to UBCI” shall mean matters actually known to the Board of Directors or officers of UBCI, or which reasonably should be or should have been known by them upon reasonable investigation.

C.	“Purchaser” shall mean the person acquiring securities of UBCI, pursuant to this Agreement.

D.           “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

E.           “UBCI” shall mean ubroadcast, inc., a Delaware corporation, including its subsidiary.

Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

II.  DISCLOSURES

UBCI hereby incorporates herein by this reference all of its public filings made with the SEC, including, without limitation, its Quarterly Report on Form 10-Q for the period ended September 30, 2009, as filed with the SEC, and its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

Purchaser hereby acknowledges that he has had the opportunity to ask questions of, and receive answers from, the principals of UBCI regarding the disclosures contained in the documents incorporated herein by reference.  Further, Purchaser understands and acknowledges that UBCI is a development-stage company and may never earn a profit.

III.  PURCHASE AND SALE

UBCI hereby sells to Purchaser and Purchaser hereby buys from UBCI 2,000,000 Units, each Unit being comprised of one share of UBCI common stock and one warrant to purchase one share of UBCI common stock at an exercise price of $.035, in the form of Exhibit “A” attached hereto.  The Units shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

IV.  PURCHASE PRICE - PAYMENT

Purchaser shall deliver to UBCI the sum of $25,000 in cash in payment of the 2,000,000 Units purchased by Purchaser hereunder, a per Unit price of $.0125, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V.  ISSUANCE OF THE UNITS

UBCI shall cause the securities comprising the 2,000,000 Units purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI.  THE EXCHANGE

Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $25,000 required to be delivered pursuant to paragraph IV hereof.  Upon receipt of such funds, UBCI shall deliver to Purchaser the securities comprising the 2,000,000 Units purchased and sold hereunder.

VII.  REPRESENTATIONS AND WARRANTIES OF UBCI

UBCI represents and warrants to Purchaser:

A.           Organization and Corporate Authority. UBCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification.  UBCI has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

B.           Subsidiary.  UBCI, the issuer of the securities sold hereunder, has three subsidiary corporations: ubroadcast, inc., a Nevada corporation; Britespot, Inc., a Nevada corporation; and ubroadcast Entertainment, Inc., a Nevada corporation.

C.           Options, Warrants and Rights.  Prior to the consummation of the transactions contemplated by this Agreement, UBCI has no warrants or rights, conversion rights or other agreements for the purchase or acquisition from UBCI of any shares of its capital stock, except as described in its public filings made with the SEC.

D.           Issuance of the Securities Comprising the Units. The securities comprising the Units, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of UBCI, will be issued in compliance with applicable state and federal laws.

E.           Financial Condition; Use of Proceeds. UBCI is a development-stage company.  UBCI requires substantial additional capital with which to implement its complete business plan.  There is no assurance that UBCI will obtain such needed capital or that its business plan, when implemented, will prove to be successful.  The funds derived under this Agreement will be utilized for the payment of operating expenses and working capital.

F.           Undisclosed or Contingent Liabilities.  To the best knowledge of UBCI and to its officers and directors, UBCI has no material liabilities and, to the best knowledge of the officers and directors of UBCI, UBCI has no contingent liabilities.

G.           Litigation. UBCI is not a party to any suit, action, proceeding, investigation or labor dispute (collectively “actions”) pending or currently threatened against it other than administrative matters arising in the ordinary course of business .

H.           Compliance with Agreements.  The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which UBCI is a party.

I.           Title to Property and Assets.  UBCI has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

J.           Franchises and Permits; Taxes and Other Liabilities. To the knowledge of UBCI, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body that are material to or necessary for the conduct of its business.  To the knowledge of UBCI, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

K.           Governmental Consents. To the knowledge of UBCI, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of UBCI is required in connection with the valid execution, delivery and performance of this Agreement.

L.           Authorization.  All corporate action on the part of UBCI and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of UBCI’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of UBCI.

M.           Regulatory Compliance. To the knowledge of UBCI, it is in compliance with all applicable environmental regulations relating to its business operations.

N.           Employee Matters.  To the knowledge of UBCI, it is in compliance with all laws and regulations applicable to employee-related matters.

O.           Suppliers and Customers.  To the knowledge of UBCI, its relations with its suppliers and customers are good.

VIII.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

A.           Purchaser is under no legal disability with respect to entering into, and performing under, this Agreement.

B.           Purchaser represents and warrants that he is an “accredited investor”, as that term is defined in Regulation D of the SEC, is financially responsible, able to meet his obligations and acknowledges that this investment will be long term, must be held indefinitely and is by its nature speculative.

C.           Purchaser represents and warrants that he understands that the Units and the securities comprising the Units have not been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(6) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

D.           Purchaser represents and warrants that the Units, including the securities comprising the Units, are not being purchased with a view to or for the resale or distribution thereof and that he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

E.           Purchaser further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the securities comprising the Units:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

IX.  MISCELLANEOUS

A.           Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

B.           Arbitration.  In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

C.           Governing Law.  This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Delaware.

D.           Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

E.           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

F.           Entire Agreement.  This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

“UBCI”: UBROADCAST, INC. By: /s/ John L. Castiglione President	“PURCHASER”: /s/ Michael Irwin

Exhibit “A”

Form of $.035 Warrant

THESE SECURITIES, INCLUDING THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAW’S, RULES AND REGULATIONS.

ubroadcast, inc.
(Incorporated Under the Laws of the State of Delaware)

XXXXXXXX COMMON STOCK PURCHASE WARRANTS

(EACH WARRANT ENTITLES THE HOLDER TO PURCHASE ONE COMMON SHARE)
INITIAL WARRANT EXERCISE PRICE $.035

THIS CERTIFIES THAT, for value received,                                                                                                                      (the “Holder”), as registered owner of this Common Stock Purchase Warrant (a “Warrant” or the “Warrants”), is entitled at any time, or from time to time, at or before 5:00 p.m., Pacific Time, on the date that is ninety (90) days after the date of issuance of this Warrant (the “Expiration Date”), to subscribe for, purchase and receive the above-specified, fully-paid and non-assessable Common Shares, $.001 par value per share (the “Common Shares”), of ubroadcast inc., a Delaware corporation (the “Company”), at the purchase price of $.035 per share (the “Exercise Price”), upon presentation and surrender of this Warrant and payment of the Exercise Price for such Common Shares of the Company at the principal office of the Company, but only subject to the conditions set forth herein. The Exercise Price and the number of Common Shares purchasable upon exercise of each Warrant are subject to adjustments upon the occurrence of certain events described herein.

Upon due presentment for transfer of this Warrant at the principal office of the Company, a new Warrant of like tenor  and evidencing, in the aggregate, a like number of Warrants, subject to any adjustments made in accordance with the  provisions hereof, shall be issued to the transferee in exchange for this Warrant, subject to the limitations provided  herein, upon payment of any tax or governmental charge imposed in connection with such transfer.

The holder of the Warrants evidenced hereby may exercise all or any whole number of such Warrants during the period and in the manner stated herein. The Exercise Price payable in lawful money of the United States of America and in cash or by certified or bank cashier’s check or bank draft payable to the order of the Company. If, upon exercise of any Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant evidencing the number of Warrants not so exercised.

No Warrant may be exercised after 5:00 p.m., Pacific Time, on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

Adjustment of Exercise Price and Shares

A.
In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Such stock dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common Stock are issuable on the payment or conversion thereof.

B.
In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder ofthe Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common Stock of the Company theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company, in which the Company is the surviving entity, will not be considered a “material change” for purposes ofthis paragraph, and no adjustment shall be made hereunder by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

C.
In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise of such Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Pacific Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

D.
In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to purchase shares of its Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows: the Exercise Price in effect immediately prior to the taking ofsuch record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above. For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of the closing prices, as reported by the Company’s primary trading market, for 20 consecutive business days commencing 15 business days prior to the record date.

E.
On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

F.
In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days’ prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

G.
The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

H.
No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its Secretary, each by a facsimile of his signature.

Dated:                                                      , 2009.

UBROADCAST, INC.
SPECIMEN
By:
John L. Castiglione, President

SPECIMEN
By:
Jason Sunstein, Secretary

FORM OF ASSIGNMENT
To Be Executed by the Registered Holder if He
Desires to Assign Warrants Evidenced Hereby

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto
Warrants, evidenced hereby, and does hereby irrevocably constitute and appoint
Attorney to transfer the said Warrants, evidenced hereby on the books of the Company, with full power of substitution.

Dated:	X
Signature

NOTICE: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:

FORM OF ELECTION TO PURCHASE
To be Executed by the Holder if He Desires
to Exercise Warrants Evidenced Hereby

TO: UBROADCAST, INC.

The undersigned hereby irrevocably elects to exercise                      Warrants evidenced hereby for, and to purchase hereunder,                      full shares of Common Stock issuable upon exercise of said Warrants and delivery of $                       and any applicable taxes. The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address)

If said number of Warrants shall not be all the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

(Please print name and address)

Dated:	X
Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

SIGNATURE MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTY.